Exhibit 32.1

Certification of the Chief Executive Officer and Chief Financial Officer

pursuant to 18 U.S.C. §1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Special Financial Report of CBOT Holdings, Inc. (the “Company”) for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”) pursuant to Rule 15d-2 of the Securities Exchange Act of 1934, as amended, Bernard W. Dan, as Chief Executive Officer of the Company, and Glen M. Johnson, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ BERNARD W. DAN
Bernard W. Dan President and Chief Executive Officer Date: September 8, 2005

/S/ GLEN M. JOHNSON
Glen M. Johnson Senior Vice President and Chief Financial Officer Date: September 8, 2005